FRANKLIN OGELE
Attorney at Law
One Gateway Center, Suite 2600
Newark, NJ 07102
Email: fogele@msn.com

Phone (973) 277 4239
Fax (862) 7723985

Bar Admissions New York and New Jersey

June 29, 2016

Alliance Freight Lines Inc.
2195 Arthur Avenue
Elk Grove Village, IL 60007

Re: Opinion of Counsel -Registration Statement on Form 1-A
To the Board of Directors:
I have been engaged as counsel to Alliance Freight Lines Inc. in connection with the preparation and filing of a registration statement on Form 1-A. The registration statement covers the registration under the Securities Act of 1933 of 15,000 notes, Convertible Notes to be sold by Alliance Freight Lines Inc., a
Delaware corporation.

In connection with the opinion contained herein, I have examined the registration statement, the articles of incorporation and bylaws, the minutes of meetings of its board of directors, as well as all other documents necessary to render an opinion. In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that the 15,000 notes being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally binding obligation of Alliance.

The opinion opines upon Subchapter II, Section 122 (13) of Title 8 of the State of Delaware Code which authorizes Delaware corporation to issue debt and/or equity  securities  and  reported  judicial decisions interpreting those laws. This opinion does not address or relate to any specific state securities laws. I assume no duty to communicate with the registrant in respect to any matter that comes to my attention after the date of effectiveness of the registration statement.

I further consent to the use of this opinion as an exhibit to the registration statement and to the reference to my firm in the prospectus made part of the registration statement.

Yours very truly,

Isl Franklin I. Ogele
Franklin I. Ogele